Gabelli ETFs Trust 485BPOS

Exhibit 99(h)(5)

AUTHORIZED PARTICIPANT AGREEMENT

GABELLI ETFs TRUST

This Authorized Participant Agreement (the “Agreement”) is entered into by and between G.distributors, LLC (the “Distributor”) and ___________________ (the “Authorized Participant” or the “AP”) and is subject to acceptance by Bank of New York Mellon (the “Transfer Agent”). The Transfer Agent serves as the transfer agent for the Gabelli ETFs Trust (the “Trust”). The Distributor, the Transfer Agent and the Authorized Participant acknowledge and agree that the Trust shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement, to the extent specified herein. The Distributor has been retained to provide services as principal underwriter of the Trust with respect to each series issued thereunder (each a “Fund” and collectively, the “Funds”) named on Annex I to this Agreement, as it may be amended from time to time.

As specified in the Trust’s prospectus and statement of additional information incorporated therein (collectively, the “Prospectus”) included as part of the Trust’s registration statement, as amended, on Form N-1A (“Registration Statement”), the shares of any Fund offered thereby (the “Shares”) may be purchased or redeemed only in aggregations of a specified number of Shares referred to therein and herein as a “Creation Unit.” All references to “cash” shall refer to U.S. Dollars (“USD”). The number of Shares constituting a Creation Unit of each Fund is set forth in the Prospectus. Creation Units of Shares may be purchased only by or through an Authorized Participant that has entered into an Authorized Participant Agreement with the Distributor. The Prospectus provides that Creation Units generally will be sold and redeemed in exchange for cash equal to the aggregate net asset value of the Shares being purchased (the “Cash Purchase Amount”) plus a fee that reflects the costs to the Fund of purchasing securities and other instruments for the Fund portfolios (“Transaction Fee”) or an in-kind deposit of a designated basket of securities that are identified by the applicable Fund (the “Deposit Securities”) and an amount of cash that reflects the difference in value between the Deposit Securities and the aggregate net asset value of the Creation Unit(s) purchased (“Cash Component”), plus the appropriate Transaction Fee as described in the Prospectus, delivered to the Trust by the Authorized Participant for its own account or acting on behalf of another party. Each of the Cash Purchase Amount and, together, the Deposit Securities and the Cash Component, constitute the “Fund Deposit.” References to the Prospectus are to the then-current Prospectus as it may be supplemented or amended from time to time. Unless context otherwise requires, capitalized terms not defined herein have the same meaning in the Prospectus.

This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem Creation Units of Shares (i) through the Continuous Net Settlement (“CNS”) clearing processes of National Securities Clearing Corporation (“NSCC”) as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “CNS Clearing Process,” or (ii) outside the CNS Clearing Process (i.e., through the manual process of The Depository Trust Company (“DTC”) (the “DTC Process”). The procedures for processing an order to purchase Shares (each a “Purchase Order”) and an order to redeem Shares (each a “Redemption Order”) are described in Annex II to this Agreement. Purchase Orders and Redemption Orders may be referred to herein generically as “Orders”. Subject to Section 2(a) below, all Purchase and Redemption Orders must be made pursuant to the procedures set forth in Annex II hereto, as it may be amended from time to time as set forth in Section 17 herein. An Authorized Participant may not cancel a Purchase Order or a Redemption Order after the Fund’s order window cut-off time in accordance with Annex II hereto.

Nothing in this Agreement shall obligate the Authorized Participant to create or redeem one or more Creation Units or to sell, offer or promote the Shares.

The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1.	STATUS OF AUTHORIZED PARTICIPANT AND DISTRIBUTOR.

(a) The Authorized Participant hereby represents, covenants and warrants that with respect to Purchase Orders or Redemption Orders of Creation Units of Shares of any Fund (i) through the CNS Clearing Process, it is a member of NSCC and an authorized participant in the CNS System of NSCC (“Participating Party”), and/or (ii) outside the CNS Clearing Process, it is a DTC Participant (“DTC Participant”). Any change in the foregoing status of the Authorized Participant shall automatically terminate this Agreement, and the Authorized Participant shall give prompt written notice to the Distributor or the Transfer Agent of such change. The Authorized Participant may place Purchase Orders or Redemption Orders for Creation Units either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in this Agreement, including Annex II hereto.

(b) The Authorized Participant and the Distributor each represent and warrant that it (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“the “1934 Act”); (ii) is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business with respect to this Agreement; and (iii) is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and the Authorized Participant agrees that it will maintain such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant and the Distributor each agrees to comply in all material respects with all applicable U.S. federal securities laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and to comply in all material respects with applicable FINRA rules, to the extent such laws, rules and regulations relate to each party’s obligations under this Agreement. Each of the Authorized Participant and the Distributor further represent and warrant that it will not offer, sell or promote Shares of any Fund in any state or jurisdiction where they may not lawfully be offered and/or sold. In the case of a non-U.S. Authorized Participant, such Authorized Participant must meet the criteria set forth in 1(b)(i) through (iii) above in order to be authorized to enter into this Agreement.

(c) If the Authorized Participant is offering or selling Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified, or a member of FINRA as set forth above, the Authorized Participant nevertheless agrees to (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made; (ii) comply with applicable disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder; and (iii) conduct its business in accordance with FINRA Conduct Rules.

(d) The Authorized Participant represents, covenants and warrants that it has implemented, and agrees to maintain an anti-money laundering program (the “AML Program”) reasonably designed to comply with all applicable anti-money laundering laws and regulations, including but not limited to the Bank Secrecy Act of 1970 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, each as amended from time to time, and any rules adopted thereunder and/or any applicable anti-money laundering laws and regulations of other jurisdictions where the Authorized Participant conducts business, and any rules adopted thereunder or guidelines issued, administered or enforced by any governmental agency. The Authorized Participant further represents and warrants that its AML Program includes, at a minimum, written policies, procedures and internal controls reasonably designed to (i) prevent, detect and report money laundering, and (ii) identify and verify through appropriate due diligence each of its clients that purchases Creation Units or Shares. The Authorized Participant further represents and warrants that its AML Program includes written policies, procedures and controls that are tailored to its particular business; a designated compliance officer; ongoing training for employees; procedures for detecting and reporting suspicious transactions; and an independent audit to test the implementation of the program.

(e) The Authorized Participant understands and acknowledges that: (i) the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws because new Creation Units of Shares may be issued and sold by a Fund on an ongoing basis, a “distribution”, as such term is used in the 1933 Act, may occur at any point.

(f) The Authorized Participant represents that it has the capability to send and receive authenticated communications to and from (i) the Transfer Agent and Distributor, (ii) the Custodian (as defined below in Section 5 hereof), (iii) the Subcustodian (as defined below in Section 5 hereof) in the case of International Funds (see Section 7(b) below), and (iv) the Authorized Participant’s custodian. The Authorized Participant shall confirm such capability to the satisfaction of the Transfer Agent prior to placing its first order with the Transfer Agent (whether it is a Purchase Order or a Redemption Order).

(g) The Authorized Participant represents and warrants that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation and that it will maintain such procedures throughout the term of this Agreement.

(h) The Authorized Participant represents, covenants and warrants that, during the term of this Agreement, it will not be an affiliated person of a Fund, a promoter or a principal underwriter of a Fund, or an affiliated person of such persons, except under 2(a)(3)(A) or 2(a)(3)(C) of the 1940 Act due to ownership of Fund Shares.

2.	EXECUTION OF PURCHASE ORDERS AND REDEMPTION ORDERS.

(a) All Orders shall be made in accordance with the terms of the Prospectus and the procedures described in Annex II hereto; provided, however, in the event of a conflict between the Prospectus and this Agreement, the Prospectus shall control. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. It is contemplated that the telephone lines used by the Transfer Agent will be recorded, and the Authorized Participant hereby consents to the recording of all calls with the Transfer Agent in connection with the purchase and redemption of Creation Units, provided that the Transfer Agent shall promptly provide copies of recordings of any such calls to the Authorized Participant upon the reasonable written request of the Authorized Participant, unless such recordings have been erased or destroyed prior to receipt of such request in the normal course of business in accordance with the recording party’s general record keeping policies and procedures. The parties agree that either party may use such recordings in connection with any dispute or proceeding relating to this Agreement. The Trust reserves the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units and the Authorized Participant agrees to comply with such procedures as may be issued from time to time, upon reasonable notice thereof, including but not limited to the Cash Collateral Settlement Procedures that are referenced in Annex II hereto.

(b) The Distributor and the Transfer Agent, on behalf of the Trust, each agrees to undertake commercially reasonable efforts to accommodate requests by the Authorized Participant to cancel any Purchase Order or Redemption Order. Nonetheless, the Authorized Participant acknowledges and agrees that a Purchase Order or Redemption Order shall be irrevocable upon the Authorized Participant’s submission of such Order in accordance with Annex II hereto; provided that the Trust and the Distributor, on behalf of the Trust, each reserves the right to reject (i) any Purchase Order or Redemption Order in accordance with the terms of the Prospectus and related documents until the trade is released as described in Annex II hereto and (ii) any Purchase Order or Redemption Order that is not in “proper form” as defined in the Prospectus.

(c) With respect to any Redemption Order, the Authorized Participant acknowledges and agrees to return to the Trust any dividend, interest, distribution or other corporate action paid to it in respect of any Deposit Security that is transferred to the Authorized Participant that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to the Trust. With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees that, alternatively, the Trust is entitled to reduce the amount of money or other proceeds due to the Authorized Participant by an amount equal to any dividend, interest, distribution or other corporate action to be paid to it in respect of any Deposit Security that is transferred to the Authorized Participant that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the applicable Fund. With respect to any Purchase Order, the Transfer Agent, on behalf of the Trust, acknowledges and agrees to return to the Authorized Participant any dividend, interest, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should, based on the valuation of such Deposit Security at the time of transfer, have been paid to the Authorized Participant. Likewise, with respect to any Purchase Order, the Authorized Participant acknowledges and agrees to return to the Trust any dividend, interest, distribution or other corporate action paid to it in respect of any Deposit Security that is transferred to the Authorized Participant that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to the Trust. With respect to any Purchase Order, the Transfer Agent, on behalf of the Trust, also acknowledges and agrees that the Authorized Participant is alternatively entitled to reduce the amount of money or other proceeds due to the Trust by an amount equal to any dividend, interest, distribution or other corporate action to be paid to it in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Authorized Participant. For avoidance of doubt, these amounts will not be included in the calculation of the Transaction Fee but will be included in the Cash Amount, if such amount is reduced or increased as a result of any dividend, interest, distribution or other corporate action item paid.

(d) The Authorized Participant acknowledges that a Creation Unit generally will not be issued until the requisite Fund Deposit and any taxes are transferred to the Trust on or before the Contractual Settlement Date (as defined in Annex II) as part of the Cash Amount.

3.	NSCC.

Solely with respect to Purchase Orders or Redemption Orders effected through the CNS Clearing Process, the Authorized Participant, as a Participating Party, hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Authorized Participant such instructions regarding the Fund Deposit as are necessary, consistent with the instructions issued by the Authorized Participant to the Transfer Agent. The Authorized Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Authorized Participant directly to NSCC; provided, however, that the Authorized Participant shall not be bound or held liable for any loss, damage, liability, cost, or expense resulting from communication errors between the Transfer Agent and the NSCC, to the extent that such instructions from the Transfer Agent to the NSCC do not accurately reflect in all material respects the instructions communicated by the Authorized Participant to the Transfer Agent..

4.	PROSPECTUS, MARKETING MATERIALS AND REPRESENTATIONS.

(a) The Distributor will provide to the Authorized Participant copies of the then-current Prospectus and summary prospectus, each as revised, supplemented or amended (each, a “Shareholder Document”). Pursuant to this Section 4, the Authorized Participant hereby consents to electronic delivery, and the Distributor shall electronically deliver all Shareholder Documents to the Participant at the e-mail address set forth on the signature page attached to this Agreement. Thus, the Distributor shall be deemed to have complied with this Section 4 when the Authorized Participant has received such revised, supplemented or amended Prospectus or summary prospectus by e-mail. The Authorized Participant represents, warrants and agrees that it shall deliver each Shareholder Document that the Funds are obligated to deliver to their shareholders to the Authorized Participant’s customers that custody Shares with the Authorized Participant.

(b) The Distributor represents, on behalf of the Trust, that (i) the Registration Statement and the Prospectus contained therein each conforms in all material respects to the requirements of the 1933 Act, and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, any Fund or the Distributor; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares, except the registration under the 1933 Act of the Shares; (iv) the Registration Statement has been declared effective by the SEC under the 1933 Act and the Investment Company Act of 1940, as amended, and the SEC has not issued any stop order or other order or notice preventing or suspending the use of the Registration Statement or the Prospectus, and no proceedings for such purpose have been instituted, are pending or, to the best of its knowledge, are being contemplated or threatened by the SEC; (v) prior to the launch of each Fund, such Fund’s Shares have been approved for listing on the U.S. stock exchange where the Shares will be principally listed (as specified in the Prospectus) (the “Listing Exchange”); and (vi) all marketing and promotional materials prepared by the Trust or the Funds’ adviser, and approved by the Distributor, and provided to the Authorized Participant in connection with the offer and sale of Shares comply with applicable law, including without limitation, as applicable, the provisions of the 1933 Act, FINRA’s marketing rules, and the rules and regulations and any applicable requirements thereunder as well as of the SECand will not contain any untrue statement of a material fact related to a Fund or the Shares or, taken together with the Prospectus relating to the applicable Fund, omit to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) The Authorized Participant represents, warrants and agrees that it will not make any representations concerning Shares other than those that are consistent with the Trust’s then-current Prospectus or in any Marketing Materials (defined below) furnished to the Authorized Participant by the Distributor. Subject to Section 4(d) below, the Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials, except such information and materials as may be furnished to the Authorized Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor (“Marketing Materials”).

(d) Notwithstanding the foregoing, the Authorized Participant may, without the written approval of the Trust or the Distributor, prepare and circulate, in the regular course of its business: (i) sales commentary and research reports that include information, opinions or recommendations relating to Shares (x) for public dissemination, provided that such sales commentary and research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares, and (y) for internal use by the Authorized Participant; and (ii) research reports (as such term is defined in NYSE Communications Rule 472), institutional communications and correspondence (as such terms are defined in FINRA Rule 2210 or any successor rule) and other similar materials that include information, opinions or recommendations relating to Shares (the “Authorized Participant Institutional Communications”), provided that such Authorized Participant Institutional Communications comply with applicable FINRA Rules and any successor rules thereto. Neither the Distributor, the Trust nor the Transfer Agent shall have any liability or responsibility for such research reports and Authorized Participant Institutional Communications as described in this Section 4(d) (“4(d) Materials”).

(e) The Distributor agrees to cooperate with the Authorized Participant in carrying out its reasonable due diligence with respect to this Agreement. For the avoidance of doubt, the Authorized Participant shall bear its own expenses incurred in connection with such due diligence.

(f) Except as required by court order or Item 18(b) of Form N-1A with respect to a Fund’s Registration Statement, or as otherwise requested by any regulatory or self-regulatory authority of competent jurisdiction, the Distributor, on behalf of the Trust, agrees that it will not, without prior written consent of the Authorized Participant, use in the Registration Statement, advertising or publicity the name of the Authorized Participant or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Authorized Participant or represent, directly or indirectly, that any product or any service provided or distributed by the Distributor has been approved or endorsed by the Authorized Participant or any of its affiliates or that the Authorized Participant acts as underwriter, distributor or selling group member with respect to the Shares.

5.	SUBCUSTODIAN ACCOUNT.

The Authorized Participant understands and agrees that in the case of each International Fund, the Trust has caused the Bank of New York Mellon, acting in its capacity as the Trust’s custodian (“Custodian”), to maintain with the applicable subcustodian (“Subcustodian”) for such Fund an account in the relevant foreign jurisdiction to which the Authorized Participant shall deliver or cause to be delivered in connection with the purchase of a Creation Unit the securities (see Annex IV) and any other cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or “cash in lieu” amount), with any appropriate adjustments as advised by such Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

6.	TITLE TO SECURITIES; RESTRICTED SHARES.

The Authorized Participant represents that upon delivery of a portfolio of Deposit Securities to the Custodian and/or the relevant Subcustodian in accordance with the terms of the Prospectus, (i) the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (a) any agreement or arrangement entered into by the Authorized Participant in connection with a Purchase Order (including, but not limited to, any repurchase agreement or securities lending or borrowing agreement) or (b) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (ii) no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act in the hands of the Authorized Participant immediately prior to any such delivery. The representation provided in this Section 6 excludes restrictions due to the status of the Trust or any Fund as an “affiliate” of such issuer of the Deposit Securities under Rule 144 under the 1933 Act.

The Authorized Participant represents that it and any party for which it is acting whether a customer or otherwise (each, an “Authorized Participant Client”) is a qualified institutional buyer as defined in Rule 144A(a) under the 1933 Act.

7.	CASH COMPONENT AND FEES.

(a)       For Funds that Invest in Securities traded on U.S. Exchanges (“Domestic Funds”): The Authorized Participant hereby agrees that in connection with a Purchase Order for any Domestic Fund, it will make available in same day funds for each purchase of Shares an amount of cash sufficient to pay the Cash Purchase Amount or Cash Component and any other amounts of cash due to the Trust in connection with the purchase of any Creation Unit of Shares (including the Transaction Fee) (the “Cash Amount”) which shall be made through DTC to an account maintained by the Custodian and shall be provided in same day or immediately available funds on or before Contractual Settlement Date (as defined in Annex II hereto). The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Trust on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees, in connection with a Purchase Order, to pay the full Cash Amount, plus interest, computed at such reasonable rate as may be specified by the Trust from time to time. The Authorized Participant acknowledges that the Trust reserves the right to revoke acceptance of any Purchase Order in the event payment of the Cash Amount has not been made by the Contractual Settlement Date and charge any losses and costs to the Authorized Participant.

(b)       For Funds that Invest in Securities traded on Non-U.S. Exchanges (“International Funds”): The Authorized Participant hereby agrees that in connection with a Purchase Order for any International Fund, it will make available in same day funds for each purchase of Shares the Cash Amount as described in Section 7(a) above which shall be made via Fed Funds Wire to an account maintained by the Custodian and shall be provided in same day or immediately available funds at least one Business Day before the Contractual Settlement Date, unless otherwise agreed to by the parties. The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Trust on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees, in connection with a Purchase Order, to pay the full Cash Amount, plus interest, computed at such reasonable rate as may be specified by the Trust from time to time. The Authorized Participant acknowledges that the Trust reserves the right to revoke acceptance of any Purchase Order in the event payment of the Cash Amount has not been made by such Contractual Settlement Date and charge any losses and costs to the Authorized Participant.

8.	ROLE OF AUTHORIZED PARTICIPANT; PROXY.

(a)        Each party acknowledges and agrees that for all purposes of this Agreement, the Authorized Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, any Fund, the Distributor, the Custodian, the Subcustodian or the Transfer Agent in any matter or in any respect. The Authorized Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trust, the Distributor, the Custodian, the Subcustodian, the Transfer Agent or the Authorized Participant’s custodian or their designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement; provided that the Authorized Participant shall be under no obligation to divulge or otherwise discuss any information that it reasonably believes (i) is confidential, or (ii) the disclosure of which to third parties would be prohibited by applicable law, rule, regulation or interpretation thereof.

(b)        In executing this Agreement, the Authorized Participant agrees that it shall be bound by the applicable obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(c)        The Authorized Participant agrees, to the extent required by applicable law, to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Trust or the Distributor upon the reasonable written request of the Trust or the Distributor, subject to its applicable customer information protection rules, regulations, internal policies and undertakings to maintain such information in confidence.

(d)        The Authorized Participant represents, covenants and warrants that, from time to time, it may be a beneficial owner of Shares (as that term is defined in Rule 16a-1(a)(2) of the 1934 Act). The Authorized Participant agrees to irrevocably appoint the Distributor as its agent and proxy with full authorization and power to vote (or abstain from voting) its beneficially or legally owned Shares which the Authorized Participant has not rehypothecated and which the Authorized Participant is or may be entitled to vote at any meeting of shareholders of a Fund held after the effective date of this Agreement, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. The Distributor shall vote (or abstain from voting) such Shares in accordance with Distributor’s proxy voting policies and procedures, with complete independence from and without any regard to any views, statements or interests of the Authorized Participant, its affiliates or any other person. The Authorized Participant acknowledges that the Distributor will not exercise discretion or otherwise provide advice or guidance to the Authorized Participant or any other party in connection with any vote (or abstention thereof).

(e)        For purposes of this Section 8, beneficially owned Shares shall not include those Shares for which the Authorized Participant is the record owner but which are held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business. The Authorized Participant acknowledges that the Distributor will not exercise the voting rights applicable to such Shares. For the avoidance of doubt, it shall be the responsibility of the Authorized Participant to instruct the Distributor in writing as to which Shares will/will not be voted by the agent and proxy pursuant to this Section. The Authorized Participant represents that it has all the necessary legal power and authority to vote, and to appoint an agent and proxy to vote, all such Shares as contemplated herein. The Authorized Participant hereby agrees to indemnify and hold harmless the Distributor from and against any loss, liability, cost or expense suffered or incurred by such Distributor resulting directly from losses, liabilities or expenses resulting from this proxy other than those arising from the gross negligence, bad faith or willful misconduct of the Distributor.

(f)        The Distributor, as proxy for the Authorized Participant hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys in any lawful manner deemed appropriate by it, including in writing, by telephone, facsimile, electronically (including through the internet) or otherwise. The powers of such agent and proxy shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the Authorized Participant. The Distributor may terminate this irrevocable proxy (i.e., Sections 8(d) through 8(f)) after sixty (60) days written notice to the Authorized Participant and termination of this irrevocable proxy by itself shall not serve to terminate the Agreement.

9.	AUTHORIZED PERSONS OF THE AUTHORIZED PARTICIPANT.

Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Trust or the Distributor, the Authorized Participant shall deliver to the Distributor and the Trust, with copies to the Transfer Agent at the address specified below, duly certified as appropriate by its Secretary or other duly authorized official, a certificate substantially in the form attached hereto as Annex III to this Agreement, setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each such person an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Transfer Agent of a superseding certificate bearing a subsequent date (or the termination of this Agreement, if earlier). Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent and such notice shall be effective upon receipt by the Distributor and Transfer Agent. The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN”) by which such Authorized Participant shall be identified and instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN shall be kept confidential and only provided to Authorized Persons. If after issuance, an Authorized Participant’s PIN is changed, the new PIN will become effective on a date mutually agreed upon by the Authorized Participant and the Transfer Agent. The Transfer Agent agrees to promptly cancel the PIN assigned to an Authorized Person upon receipt of written notice from the Authorized Participant that an Authorized Person’s authority to act for it has been terminated.

10.	REDEMPTION.

(a)        The Authorized Participant understands and agrees that Redemption Orders may be submitted only on days that each of the New York Stock Exchange (“NYSE”) and Listing Exchange is open for trading or business.

(b)        The Authorized Participant represents, covenants and warrants that upon submission of a redemption request such redemption request complies with the terms of the then current Prospectus and the order procedures set forth in Annex II hereto.

(c)       The Authorized Participant represents and warrants that, as of the close of the business day on which it has placed a Redemption Order for the purpose of redeeming any Creation Units of any Fund, it or an Authorized Participant Client, as the case may be, (i) will own (within the meaning of Rule 200 of Regulation SHO) the requisite number of Shares of the relevant Fund or (ii) will have reasonable grounds to believe that the requisite number of Shares of the relevant Fund can be borrowed (within the meaning of Rule 203(b)(1) of Regulation SHO) such that, in either case, the Authorized Participant makes good delivery of the Shares to the Trust on or prior to the Contractual Settlement Date of the Redemption Order. In either case, the Authorized Participant acknowledges that: (i) it or, if applicable, its Authorized Participant Client, has or will have full legal authority and legal right to tender for redemption the requisite number of Shares of the relevant Fund to be redeemed as a Creation Unit on the Contractual Settlement Date; (ii) it has or, if applicable, its Authorized Participant Client has, full legal authority and legal right to receive the entire proceeds of the redemption on the Contractual Settlement Date; and (iii) if such Shares submitted for redemption have been loaned or pledged to another party or the subject of a repurchase agreement, securities lending agreement, or any other arrangement affecting legal or beneficial ownership of such Shares being submitted for redemption, the Shares (including borrowed Shares, if any) will be delivered for redemption, free and clear of liens, on the Contractual Settlement Date.

(d)       The Authorized Participant represents, covenants and warrants that Shares of any Fund will be redeemed only when one or more Creation Units are held in its or a single Authorized Participant Client’s account.

(e)       In the event that the Distributor, Transfer Agent and/or the Trust reasonably believes in good faith that an Authorized Participant would not be able to deliver the requisite number of Shares to be redeemed as a Creation Unit on the Contractual Settlement Date, the each may, without liability, reject the Redemption Order.

(f)       In the event that the Authorized Participant receives Deposit Securities in connection with a Redemption Order the value of which exceeds the value of the applicable Creation Unit at the time of redemption, the Authorized Participant agrees to pay, on the same Business Day it is notified, or cause an Authorized Participant Client to pay on such day, to the applicable Fund an amount in cash equal to the difference.

11.	BENEFICIAL OWNERSHIP.

(a)        The Authorized Participant represents and warrants to the Distributor and the Trust that (based upon the number of outstanding Shares of each such Fund made publicly available by the Trust) (i) it does not, and will not in the future, hold for the account of a person (or group of persons) who owns, holds or controls with the power to vote (“Beneficial Owner”) of Shares of the relevant Fund, eighty percent (80%) or more of the currently outstanding Shares of such relevant Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the fair market value of such portfolio securities on the date of such deposit, pursuant to sections 351 and 362 of the Internal Revenue Code of 1986, as amended (“IRC”), and (ii) when carrying Deposit Securities as a dealer and as inventory in connection with its market making activities, the Deposit Securities will be subject to the mark to market requirements of Section 475 of the IRC and pursuant to such Section 475 it will adjust the value of the Deposit Securities to their fair market value immediately prior to any purchase of Creation Units from a Fund.

(b)        The Trust, the Distributor and the Transfer Agent shall have the right to reasonably require information from the Authorized Participant regarding Share ownership of each Fund (if the Authorized Participant does not provide the representation in Section 11(a)(ii) above) and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the currently outstanding Shares of any Fund by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Securities.

12.	INDEMNIFICATION.

(a)        The Authorized Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Funds, the Transfer Agent and their respective subsidiaries, affiliates, directors, trustees, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “AP Indemnified Party”) from and against any loss, liability, damage and reasonable cost and expense (including documented attorneys’ fees) (“Losses”) incurred by such AP Indemnified Party in connection with, arising out of or as a result of (i) any material breach by the Authorized Participant of any provision of this Agreement that relates to such Authorized Participant, unless such breach occurred solely as a result of the Authorized Participant’s strict adherence to reasonable instructions given to it by such AP Indemnified Party; (ii) any representation provided by the Authorized Participant herein that is false or misleading or omits material information necessary to make the statement contained therein complete; (iii) any material failure on the part of the Authorized Participant to perform any of its obligations set forth in the Agreement, unless such failure occurred solely as a result of the Authorized Participant’s strict adherence to reasonable instructions given to it by such AP Indemnified Party; (iv) any material failure by the Authorized Participant to comply with applicable laws, including applicable rules and regulations of self-regulatory organizations (“SROs”), to the extent related to its role as an authorized participant hereunder; (v) actions of such AP Indemnified Party taken in reasonable reliance upon any instructions issued in accordance with Annex II hereto (as each may be amended from time to time) reasonably believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant, except to the extent that the Authorized Participant had previously revoked a PIN used in giving such instructions and such revocation was received by the Transfer Agent in accordance with the terms of Section 9 hereto, (vi) any representation by the Authorized Participant about the Shares, any AP Indemnified Party, the Trust or any Fund that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares; or (vii) 4(d) Materials.

(b)        The Distributor hereby agrees to indemnify and hold harmless the Authorized Participant and its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any Losses incurred by such Distributor Indemnified Party in connection with, arising out of or as a result of (i) any material breach by the Distributor of any provision of this Agreement; (ii) any representation provided by the Distributor herein that is false or misleading or omits material information necessary to make the statement contained therein complete; (iii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iv) any material failure by the Distributor to comply with applicable laws, including applicable rules and regulations of SROs, to the extent related to its role as distributor in connection with the creation and redemption of the Creation Units; (v) actions of such Distributor Indemnified Party taken in reasonable reliance upon any instructions issued in accordance with Annex II hereto (as each may be amended from time to time) reasonably believed by the Distributor Indemnified Party to be genuine and to have been given by the Distributor; or (vi) any untrue statement of a material fact, alleged untrue statement of a material fact, omission of a material fact or alleged omission of a material fact contained in the Registration Statement of the Trust or in any Marketing Materials furnished by the Distributor.

(c)        This Section 12 shall not apply and a party shall not have an obligation to indemnify the other and its related indemnified persons to the extent that any Losses are directly caused by, incurred as a result of, or in connection with, any gross negligence, fraud, bad faith, or willful misconduct on the part of the party seeking to be indemnified. The term “affiliate” in this Section 12 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

(d)        An indemnifying party shall not be liable under the indemnity agreement contained in this Section with respect to any claim made against an indemnified party unless the indemnified party shall have notified the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent). However, failure to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to the indemnified party against whom such action is brought otherwise than on account of the indemnity agreement contained in this Section and shall only release it from such liability under this Section to the extent it has been materially prejudiced by such failure to receive notice.

13.	LIMITATION OF LIABILITY.

(a)        The parties undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against any party.

(b)        In the absence of bad faith, gross negligence or willful misconduct on its part, neither the Distributor nor the Transfer Agent, whether acting directly or through agents or attorneys shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder.

(c)        In no event shall the Distributor be liable for any action or failure to take any action with respect to the voting matters set forth in Section 8 above. Nor shall the Distributor or the Transfer Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Distributor or the Transfer Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation. Further,.

(d)        No party shall be responsible or liable for any: (i) failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; pandemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or (ii) damages arising out of mistakes or errors in data provided to the Authorized Participant, the Distributor or the Transfer Agent (as applicable) by a third party, or out of interruptions or delays of electronic means of communications with the Authorized Participant, the Distributor or the Transfer Agent (as applicable).

(e)        Tax Liability. To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Creation Unit of Shares of any Fund made pursuant to this Agreement is imposed, the Authorized Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Trust or the Distributor is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly reimburse such party for any such payment, together with any applicable penalties, additions to tax or interest thereon. The Trust will seek to notify the Authorized Participant of all transfer taxes, sales or use taxes, stamp taxes, recording taxes, value added taxes or any other similar tax or government charge that the Authorized Participant may incur in the future in connection with the creation or redemption of any Creation Unit of Shares.

14.	INFORMATION ABOUT FUND DEPOSITS.

The Distributor represents and the Authorized Participant acknowledges that the number and names of the designated portfolio of Deposit Securities to be included in the current Fund Deposit for each Fund will be made available by NSCC on each day that the Listing Exchange is open for trading and will also be made available on each such day through the facilities of the NSCC.

15.	ACKNOWLEDGMENT.

The Authorized Participant acknowledges receipt of the Prospectus and represents that it has reviewed and understands such documents.

16.	NOTICES.

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by electronic mail or facsimile or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Trust shall be at the address, electronic mail address or telephone or facsimile numbers as follows:

The Trust

Gabelli ETFs Trust

Attn:	Peter Goldstein
Address:	One Corporate Center, Rye, NY 10580
E-mail:	pgoldstein@gabelli.com

All notices to the Authorized Participant, the Distributor and the Transfer Agent shall be directed to the address, electronic mail address, or telephone or facsimile numbers indicated below the signature line of such party.

17.	EFFECTIVENESS, TERMINATION AND AMENDMENT.

(a) This Agreement shall become effective upon the effective date set forth on the signature page upon execution by the parties. A “Business Day” shall mean any day the NYSE and Listing Exchange are open for regular trading. This Agreement may be terminated at any time by any party upon sixty (60) calendar days’ prior written notice to the other parties and may be terminated earlier by the Trust or the Distributor at any time in the event of a material breach by the Authorized Participant of any provision of this Agreement, including as described in Section 1 above, or of the procedures described or incorporated herein. This Agreement may be terminated immediately by a party at such time as another party becomes insolvent or becomes the subject of a bankruptcy proceeding or winding up. This Agreement supersedes any prior such agreement between or among the parties.

(b) This Agreement may be amended only by a written instrument executed by all the parties; provided, however, that (i) if an amendment to the Agreement is required in order to conform the Agreement to applicable law (including, without limitation, a change to the exemptive relief and/or adoption of a rule on which the Trust relies to operate as an exchange-traded fund), then the Distributor shall provide the Authorized Participant and the Transfer Agent with prompt notice of such amendment, and the next Creation Unit created by the Authorized Participant shall be deemed to constitute the Authorized Participant’s acceptance of such amendment; (ii) the list of Funds set forth in Annex I may be amended upon written notification to the Authorized Participant; and (iii) any other Annex to this Agreement may be amended upon written notification to the Authorized Participant if the Authorized Participant does not object in writing to the amended Annex within five (5) days after its receipt.

18.	GOVERNING LAW; CONSENT TO JURISDICTION.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York located in the Borough of Manhattan and of the U.S. District Courts for the Southern District of New York and the appellate courts therefrom in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

19.	SUCCESSORS AND ASSIGNS.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

20.	ASSIGNMENT.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify, in writing, the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void.

21.	INTERPRETATION.

The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

22.	ENTIRE AGREEMENT.

This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

23.	SEVERANCE.

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supranational body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement so long as this Agreement, as so modified, continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations, or expectations of the parties to this Agreement.

24.	NO STRICT CONSTRUCTION.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

25.	SURVIVAL.

Sections 4, 12, 13, 16 and 18 hereof, as well as this Section 25, shall survive the termination of this Agreement.

26.	OTHER USAGES.

The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

27.	COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. A telecopied facsimile of an executed counterpart of this Agreement, or an electronically transmitted PDF copy of an executed counterpart of this Agreement, shall be sufficient to evidence the binding agreement of each party to the terms hereof.

28.	TRUST AS THIRD-PARTY BENEFICIARY.

The parties understand and agree that the Trust, as a third-party beneficiary to this Agreement, is entitled and intends to proceed directly against the Authorized Participant in the event that the Authorized Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED: ____________, 20____

G.distributors, LLC

By:

Title:

Address:

Telephone:

Facsimile:

E-Mail:

[Authorized Participant]

By:

Title:

Address:

Telephone:

Facsimile:

E-Mail:

ACCEPTED BY: THE BANK OF NEW YORK mellon, AS TRANSFER AGENT

By:

Title:

Address:

Telephone:

Facsimile:

E-Mail:

ANNEX I

AUTHORIZED PARTICIPANT AGREEMENT

GABELLI ETFs TRUST

Name	Ticker
Gabelli Financial Services Opportunities ETF	GABF

ANNEX II

AUTHORIZED PARTICIPANT AGREEMENT

XXX SHARES ETF TRUST

PROCEDURES FOR PROCESSING

PURCHASE ORDERS AND REDEMPTION ORDERS

This Annex II to the Authorized Participant Agreement supplements the Prospectus with respect to the procedures to be used in processing (1) a Purchase Order for the purchase of Shares of XXX Shares ETF Trust (the “Trust”) in Creation Units of each Fund and (2) a Redemption Order for the redemption of Shares of the Trust in Creation Units of each Fund of theTrust. Capitalized terms, unless otherwise defined in this Annex II, have the meanings attributed to them in the Authorized Participant Agreement or the Prospectus.

In order to place a Purchase Order, an Authorized Participant is required to have signed an Authorized Participant Agreement. Upon acceptance of the Authorized Participant Agreement and execution thereof by the Trust and in connection with the initial Order submitted by the Authorized Participant, the Transfer Agent will assign a PIN Number to each Authorized Person authorized to act for an Authorized Participant. This will allow an Authorized Participant, through its Authorized Person(s), to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares of the Trust. Purchase and Redemption Orders will only be accepted in accordance with the Trust’s then-current registration statement.

ANNEX II –PART A

TO

AUTHORIZED PARTICIPANT AGREEMENT

GABELLI ETFs TRUST

TO PLACE A PURCHASE ORDER FOR

CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF

GABELLI ETFs TRUST

1.	PLACING A PURCHASE ORDER

The Authorized Participant (“AP”) submitting an order to create shall submit such orders containing the information required by the BNY ETF Administrator in one of the following manners: (a) through the BNY ETF Administrator’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement, incorporated herein by reference; or (b) by telephone to the BNY ETF Administrator according to the procedures set forth below. The order so transmitted is hereinafter referred to as the “Purchase Order” and the Business Day on which a Purchase Order is made is hereinafter referred to as the “Order Date.” NOTE THAT COMMUNICATION THROUGH THE ELECTRONIC ORDER ENTRY SYSTEM OR BY TELEPHONE CALL INITIATES THE ORDER PROCESS BUT DOES NOT ALONE COMPLETE A PURCHASE ORDER. A PURCHASE ORDER IS ONLY COMPLETED UPON ISSUANCE OF A CONFIRMATION NUMBER BY THE BNY ETF ADMINISTRATOR AND TRANSMISSION OF THE WRITTEN PURCHASE ORDER FROM THE AP AS DESCRIBED BELOW. Notwithstanding the foregoing, the Trust may, but is not required to, permit Custom Orders until 4:00 p.m., Eastern time, or until the market close (in the event the Exchange closes early).

Purchase Orders may be initiated only on days that the Listing Exchange is open for trading. Purchase Orders may only be made in whole Creation Units of Shares of each Fund of the Trust. A Purchase Order must be initiated by an Authorized Person of the AP before the closing time of the regular trading session on the Listing Exchange, which is ordinarily 4:00 p.m. Eastern Time (the “Order Cutoff Time”). The submission of a Purchase Order by the AP to the BNY ETF Administrator must include the terms of the Purchase Order, the appropriate ticker symbols when referring to each Fund and the PIN Number of the Authorized Person.

If the AP uses the electronic order entry system to initiate a Purchase Order, the system automatically notifies the BNY ETF Administrator that a Purchase Order has been received. The Distributor reviews the terms of the Purchase Order and accepts or rejects the order terms within the system. The system automatically generates and delivers an electronic Purchase Order to the AP. Such transmission of the written Purchase Order shall indicate approval of the Purchase Order. If the Purchase Order is rejected, the electronic system will promptly notify the AP of the rejection.

To begin a Purchase Order using the telephonic method, the AP must call the BNY ETF Administrator at 1-844-545-1258 or such other number as BNY may from time to time designate in writing to the AP. The telephone call must be answered and concluded prior to the Order Cutoff Time. During the telephone call, upon verifying the authenticity of the Authorized Person (as determined by the use of the appropriate PIN Number), the BNY ETF Administrator will request that the AP convey the terms of the Purchase Order, including the appropriate ticker symbols for each Fund, and to record such terms on a written Purchase Order when requested from the Transfer Agent. After the AP has placed the Purchase Order, the BNY ETF Administrator will read the terms of the Purchase Order back to the AP and the AP must confirm that the Purchase Order has been taken correctly by the BNY ETF Administrator. If the AP confirms that the Purchase Order has been taken correctly, the BNY ETF Administrator will issue a confirmation number to the AP and then the AP will fax the Purchase Order Form to the ETF Administrator.

Purchase Orders for select Funds may be placed after the closing time of the regular trading session on the Listing Exchange and before 5:30 PM Eastern Time on any Business Day. For such Funds, the Order Cutoff Time will be 5:30 PM Eastern Time. Purchase Orders placed for such Funds, if accepted, will receive the next Business Day’s net asset value (“NAV”) per Creation Unit.

A PURCHASE ORDER IS COMPLETE when the BNY etf administrator issues a confirmation number AND THE AP TRANSMITS THE PURCHASE ORDER FORM TO THE ETF ADMINISTRATOR. A PURCHASE ORDER CANNOT BE CANCELED BY THE AP after THE FUND’S ORDER WINDOW CUT-OFF TIME. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. CALLS MUST BE CONCLUDED PRIOR TO THE ORDER CUTOFF TIME. CALLS THAT ARE IN PROGRESS OR ARE UNANSWERED IN THE QUEUE AT OR AFTER THE ORDER CUTOFF TIME WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE APPLICABLE ORDER CUTOFF TIME WILL BE VERBALLY DENIED, AND ANY INCOMING CALLS RECEIVED AFTER the order cutoff time WILL NOT BE ANSWERED BY THE BNY ETF ADMINISTRATOR. ALL TELEPHONE CALLS WILL BE RECORDED and time-stamped BY THE BNY ETF ADMINISTRATOR.

2.	RECEIPT OF TRADE CONFIRMATION.

Subject to the conditions that a properly completed Purchase Order has been placed by the AP not later than the Order Cutoff Time and that the Distributor does not reject such Purchase Order in accordance with Section 3 below, the Distributor will accept the Purchase Order on behalf of the Trust and will confirm in writing to the AP that its Purchase Order has been accepted within 45 minutes after the designated Order Cutoff Time on the Order Date (e.g., 12:45 PM ET, 4:45 PM ET or 6:15 PM ET, as appropriate). Once the Purchase Order has been received by the BNY ETF Administrator, the BNY ETF Administrator transmits the Purchase Order to the Distributor for acceptance. The AP is advised that, if an error occurs in calculating a Fund’s NAV and that error is greater than or equal to (1/2) of 1% of the NAV per Share, the Custodian will reprocess the Purchase Order and notify the AP. If there is a loss to the Fund as a result of such error in calculating the NAV, the AP will be required to pay the additional value in cash. If there is a Fund benefit, the amount of the benefit will be returned to the AP.

Until such time as the Distributor confirms acceptance thereof, any Purchase Order remains subject to rejection by the Trust in accordance with Section 3 below.

3.	REJECTING PURCHASE ORDERS.

Notwithstanding anything to the contrary in the Authorized Participant Agreement, the Trust and the Distributor reserve the right to reject acceptance of any Purchase Order in accordance with the terms of the relevant Fund’s Prospectus. The Distributor shall notify the AP of a rejection of any Purchase Order. The Distributor and the Trust are under no duty, however, to give notification of any defects or irregularities in the delivery of Fund Deposits nor shall either of them incur any liability for the failure to give any such notification.

The Trust acknowledges its agreement to return to the AP or any party for which it is acting any dividend, interest, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the AP or any party for which it is acting.

4.	CONTRACTUAL SETTLEMENT.

(a)	Through the CNS Clearing Process:

(1) Except as provided below, Deposit Securities of any Domestic Fund must be delivered through the NSCC to a DTC account maintained at the Funds’ Custodian on or before the Domestic Contractual Settlement Date (defined below). The AP must also make available on or before the Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee (as described in the Prospectus). Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares of the Trust. The “Domestic Contractual Settlement Date” is the earlier of (i) the date upon which all of the Deposit Securities and any other cash amounts which may be due are delivered to the Trust and (ii) the settlement date of the Creation Unit. Except as provided in the next two paragraphs, a Creation Unit of Shares of any Fund will be issued through the CNS system and the payment of the Cash Component and the purchase Transaction Fee through CNS in accordance with the terms, conditions and guarantees as set forth in CNS agreements to which the Custodian and AP have entered into.

(a)	The use of CNS, a net settlement system, creates a fungible position in the ETF agent’s DTC account, as such there may not be a one to one relationship between the internal and external records until all Deposit Security Transactions are settled at NSCC.

(2)         The Trust reserves the right to accept a basket of securities and/or cash that differs from a basket of Deposit Securities and/or cash published or transacted on a Business Day, or to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Amount, including to replace any Deposit Security of a Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below). Additional cost, if any, to acquire the omitted securities will be at the expense of the AP.

(3)         Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

(b)	Outside the CNS Clearing Process:

(1)       Except as provided below, Deposit Securities must be delivered to an account maintained at the applicable local Subcustodian of the Trust on or before the International Contractual Settlement Date (defined below). The AP must also make available on or before the International Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Amount next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee (as described in the Prospectus). Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares. The “International Contractual Settlement Date” with respect to each International Fund is the earlier of (i) the date upon which all of the required Deposit Securities and any other cash amounts which may be due are delivered to Trust and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where the any of the securities of such International Fund are customarily trade

(2)       Except as provided in the next two paragraphs, a Creation Unit of Shares in any International Fund will not be issued until the transfer of good title to the Trust of the portfolio of Deposit Securities and the payment of the Cash Component and the purchase Transaction Fee have been completed. When the Subcustodian confirms to the Custodian that the required Deposit Securities (or, when permitted in the sole discretion of the Fund, the cash value thereof) have been delivered to the account of the Custodian, the Custodian will cause the delivery of the Creation Unit of Shares.

(3)       The Trust reserves the right to accept a basket of securities and/or cash that differs from a basket of Deposit Securities and/or cash published or transacted on a Business Day, or to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security. If the Trust notifies the Distributor and Transfer Agent via the order platform or electronic means that a “cash in lieu” amount will be accepted, the AP shall deliver, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by the Trust which may include any difference between the actual cost to the Trust to acquire an omitted security and the value of the security had the security been delivered in kind. Additional amounts, if any, shall be included in the calculation of the Cash Component to be received. Any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares.

(4)       In the event that a Fund Deposit is incomplete on the settlement date for a Creation Unit of Shares because certain or all of the Deposit Securities are missing, the Trust may issue a Creation Unit of Shares notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by such the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to the percentage of 115% of the value of the missing Deposit Securities. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by the Transfer Agent upon request. The parties hereto further agree that the Trust, acting in good faith, may purchase the missing Deposit Securities at any time and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such securities and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Trust may determine in its sole discretion.

5.	CASH PURCHASES

When, in the sole discretion of the Trust, cash purchases of Creation Units of Shares are available or specified for a Fund, such purchases shall be effected in essentially the same manner as in-kind purchases thereof. In the case of a cash purchase, the AP must pay the Cash Purchase Amount. Where the cash equivalent value of one or more Deposit Securities is being deposited in lieu of such Deposit Securities, the AP must pay the cash equivalent of the missing Deposit Securities plus the same Cash Component required to be paid by an in-kind purchaser. In addition, in each case, the AP must pay a Cash Amount, including a Transaction Fee (to offset the Trust’s brokerage, transaction, and other costs associated with using the cash to purchase the requisite Deposit Securities, which may result in a higher Transaction Fee) and any difference between the actual cost to the Trust to acquire the Deposit Securities and the value of the Deposit Securities had the Deposit Securities been delivered, as determined in the sole discretion of the Trust. Any excess cash will be returned to the AP following settlement of the Creation Unit.

6.	CUSTOM BASKETS

The Trust has developed procedures for Creations and Redemptions using baskets of securities and/or cash that differ from a basket of Deposit Securities and/or cash published or transacted on a Business Day (a “Custom Basket”). In order for an AP to deliver or receive a Custom Basket in connection with a Purchase or Redemption Order (rather than the basket of Deposit Securities published by NSCC) together with the Cash Amount, the Distributor, the Funds’ investment adviser, or Trust must agree with the AP to effect the purchase or redemption through a Custom Basket and agree on the contents of the Custom Basket on or prior to the time the AP calls with its Order and the AP must agree to deliver the Custom Basket. Prior to trade date, the Transfer Agent must notify NSCC of the Deposit Securities in the Custom Basket.

7.	SHORT SETTLEMENT TRANSACTIONS

With respect to short settlement transactions, as may be permitted for certain Funds from time to time, the Trust may assess a cash collateral buffer as a percentage of the total order value. The cash collateral buffer would be added to the Cash Component of the basket. On the Business Day following the trade date of a short settlement transaction, the Trust will calculate the true-up amount and either instruct a return wire to the Participant with all or a portion of the cash collateral or require additional funds from the Participant. The Trust requires the true-up amount from the Participant to be paid same day.

ANNEX II –PART B

TO

AUTHORIZED PARTICIPANT AGREEMENT

GABELLI ETFs TRUST

TO PLACE A REDEMPTION ORDER FOR

 CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF

GABELLI ETFs TRUST

1.	PLACING A REDEMPTION ORDER.

The Authorized Participant (“AP”) submitting a request to redeem shall submit such request containing the information required by the BNY ETF Administrator in one of the following manners: (a) through the BNY ETF Administrator’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement, incorporated herein by reference; or (b) by telephone to the BNY ETF Administrator according to the procedures set forth below. The request so transmitted is hereinafter referred to as the “Redemption Order” and the Business Day on which a Redemption Order is made is hereinafter referred to as the “Order Date.” NOTE THAT COMMUNICATION THROUGH THE ELECTRONIC ORDER ENTRY SYSTEM OR BY TELEPHONE CALL INITIATES THE ORDER PROCESS BUT DOES NOT ALONE COMPLETE A REDEMPTION ORDER. A REDEMPTION ORDER IS ONLY COMPLETED UPON ISSUANCE OF A CONFIRMATION NUMBER BY THE BNY ETF ADMINISTRATOR AND TRANSMISSION OF THE WRITTEN REDEMPTION ORDER FROM THE AP AS DESCRIBED BELOW.

Redemption Orders may be initiated only on days that the Listing Exchange is open for trading. Redemption Orders may only be made in whole Creation Units of Shares of each Fund. A Redemption Order must be initiated by an Authorized Person of the AP before the closing time of the regular trading session on the Listing Exchange, which is ordinarily 4:00 p.m. Eastern Time (the “Order Cutoff Time”). The submission of a Redemption Order by the AP to the BNY ETF Administrator must include the terms of the Redemption Order, the appropriate ticker symbols for each Fund and the PIN Number of the Authorized Person.

If the AP uses the electronic order entry system to initiate a Redemption Order, the system automatically notifies the BNY ETF Administrator of the receipt of such Redemption Order. The Distributor reviews the electronic Redemption Order and accepts or rejects the order terms within the system. The system automatically generates and delivers an electronic Redemption Order to the AP. Such transmission of the Redemption Order shall indicate approval of the Redemption Order. If the Distributor rejects the order, the electronic system will promptly notify the AP of the rejection.

To begin a Redemption Order using the telephonic method, the AP must call the BNY ETF Administrator at 1-844-545-1258 or such other number as the BNY ETF Administrator may from time to time designate in writing to the AP. The telephone call must be answered and concluded prior to the Order Cutoff Time. During the telephone call, upon verifying the authenticity of the Authorized Person (as determined by the use of the appropriate PIN Number), the BNY ETF Administrator will request that the AP convey the terms of the Redemption Order, including the appropriate ticker symbols for each Fund, and to record the terms of the Redemption Order on the form when requested from the Transfer Agent. After the AP has placed the Redemption Order, the BNY ETF Administrator reads the terms of the Redemption Order back to the AP. The AP then must confirm that the Redemption Order has been taken correctly by the BNY ETF Administrator. If the AP confirms that the Redemption Order has been taken correctly, the BNY ETF Administrator will issue a confirmation number to the AP and then the AP will fax the Redemption Order Form to the ETF Administrator.

Redemption Orders placed after the closing time of the regular trading session on the Listing Exchange, if accepted, will receive the next Business Day’s net asset value (“NAV”) per Creation Unit. Redemption Orders for select Funds may be placed after the closing time of the regular trading session on the Listing Exchange and before 5:30 PM Eastern Time on any Business Day. For such Funds, the Order Cutoff Time will be 5:30 PM Eastern Time. Redemption Orders placed for such Funds, if accepted, will receive the next Business Day’s NAV per Creation Unit.

A REDEMPTION ORDER IS COMPLETE WHEN THE BNY ETF ADMINISTRATOR ISSUES THE CONFIRMATION NUMBER AND THE AP TRANSMITS THE REDEMPTION ORDER FORM TO THE ETF ADMINISTRATOR. A REDEMPTION ORDER CANNOT BE CANCELED BY THE AP AFTER THE FUND’S ORDER WINDOW CUT-OFF TIME. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. CALLS MUST BE CONCLUDED PRIOR TO THE ORDER CUTOFF TIME TO BE PROCESSED ON THE ORDER DATE AND AT THE ORDER DATE’S NAV. FOR CALLS THAT ARE IN PROGRESS OR ARE UNANSWERED IN THE QUEUE AT OR AFTER THE ORDER CUTOFF TIME, THE BNY ETF REPRESENTATIVE WILL VERBALLY ALERT THE AP THAT THE ORDER CUTOFF TIME HAS PASSED AND THAT THE REDEMPTION ORDER CAN NO LONGER BE PROCESSED ON THE ORDER DATE. ALL TELEPHONE CALLS WILL BE RECORDED AND TIME STAMPED BY THE BNY ETF ADMINISTRATOR.

2.	RECEIPT OF CONFIRMATION.

Subject to the condition that a properly completed Redemption Order has been placed by the AP not later than the Order Cutoff Time and the Distributor does not reject the Redemption Order pursuant to Section 3 below, the Distributor will accept the Redemption Order on behalf of the Trust and will confirm in writing to the AP that its Redemption Order has been accepted within 45 minutes after the designated Order Cutoff Time on the Business Day that the Redemption Order is received (e.g., 12:45 PM ET, 4:45 PM ET or 6:15 PM ET, as appropriate). If a Redemption Order is completed after the Order Cutoff Time on the Order Date, the Distributor will accept the Redemption Order for processing on the next-following Business Day within 45 minutes of receiving the completed Redemption Order. The Distributor signs the approved written Redemption Order (indicating the time of its signature). The AP is advised that, if an error occurs in calculating a Fund’s NAV and that error is greater than or equal to (1/2) of 1% of the NAV per Share, the Custodian will reprocess the Redemption Order and notify the AP. If there is a loss to the Fund as a result of such error in calculating the NAV, the AP will be required to pay the additional value in cash. If there is a Fund benefit, the amount of the benefit will be returned to the AP.

3.	REJECTING OR SUSPENDING REDEMPTION ORDERS.

The right of redemption may be suspended or the date of payment postponed with respect to a Fund: (i) for any period during which the Listing Exchange is closed (other than customary weekend and holiday closings); (ii) for any period during which trading on the Listing Exchange is suspended or restricted; (iii) for any period during which an emergency exists as a result of which disposal of the shares of such Fund or determination of such Fund’s NAV is not reasonably practicable; or (iv) in such other circumstances as permitted by the SEC.

4.	TAKING DELIVERY OF DEPOSIT SECURITIES.

The Deposit Securities constituting in-kind redemption proceeds will be delivered to the appropriate account, which must be indicated in the AP’s Standing Redemption Instructions. An Authorized Person of the AP may amend the AP’s Standing Redemption Instructions from time to time by writing to the BNY ETF Administrator and the Trust in a form approved by the Trust. A redeeming Beneficial Owner or the AP acting on behalf of such Beneficial Owner must maintain an appropriate securities broker-dealer, bank or other custody arrangements to which account such Deposit Securities will be delivered. Redemptions of Shares for Deposit Securities will be subject to compliance with applicable U.S. federal and state securities laws.

The AP acknowledges its agreement to return to the applicable Fund or its agent any dividend, interest, distribution or other corporate action paid to the AP in respect of any Deposit Security that is transferred to the AP that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the applicable Fund or its agent.

5.	CONTRACTUAL SETTLEMENT.

(a)	Through the CNS Clearing Process:

(1)          Except as provided below, the Shares of any Domestic Fund must be delivered through the NSCC to a DTC account maintained at the applicable custodian of the Domestic Fund on or before the Domestic Contractual Settlement Date (defined below). The Trust will make available on the Domestic Contractual Settlement Date the Cash Amount next determined after acceptance of the Redemption Order, less the applicable Transaction Fee (as described in the Prospectus). The “Domestic Contractual Settlement Date” is the earlier of the date upon which (i) all of the required Shares (and any Transaction Fee in excess of the Cash Component) must be delivered to the Trust and (ii) the Deposit Securities and Cash Amount less the Transaction Fee are delivered by the Trust to the AP as provided in the next two paragraphs; the Deposit Securities representing Creation Units of Shares and the Cash Amount (less the Transaction Fee) will be delivered concurrently with the transfer of good title to the Trust of the required number of Shares through the NSCC’s Continuous Net Settlement (CNS) system and the delivery of any Transaction Fee in excess of the Cash Component through CNS.

(a)	The use of CNS, a net settlement system, creates a fungible position in the ETF agent’s DTC account, as such there may not be a one to one relationship between the internal and external records until all Deposit Security Transactions are settled at NSCC

(2)          The Trust reserves the right to deliver a basket of securities and/or cash that differs from a basket of Deposit Securities and/or cash published or transacted on a Business Day, or to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Amount, including to replace any Deposit Security of a Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below) and will be at the expense of the Fund and will affect the value of all Shares of such Fund; but the Trust, subject to the approval of the Board, may adjust the Transaction Fee within the parameters described in the Prospectus to protect existing shareholders. Any settlement outside the CNS Clearing Process is subject to additional requirements and fees.

(3)          In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares, the Trust may deliver the Deposit Securities notwithstanding such deficiency in reliance on the AP’s undertaking to deliver the missing Shares as soon as possible, which undertaking shall be secured by such AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to the percentage amount of 115% of the value of the missing Shares. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by the Transfer Agent upon request. The parties hereto further agree that the Trust, acting in good faith, may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such Shares and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Trust may determine in its sole discretion.

(b)	Outside the CNS Clearing Process:

(1)          Except as provided below, the Shares of any International Fund must be delivered to an account maintained at the Funds’ Custodian on or before the Business Day immediately following the date on which the NAV of the redemption was calculated. The Trust will also make available on the International Contractual Settlement Date, immediately available or same day funds sufficient to pay the Cash Amount next determined after acceptance of the Redemption Order, less the applicable Transaction Fee. The “International Contractual Settlement Date” of an International Fund is the earlier of (i) the date upon which all of the Deposit Securities and any other Cash Amount due are delivered to the AP and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where any of the securities of such International Fund are customarily traded.

(2)          Deliveries of redemption proceeds by a Fund generally will be made by the settlement date of the Creation Unit. Due to the schedule of holidays in certain countries; however, the delivery of in-kind Deposit Securities of International Funds may be later than the settlement date of the Creation Unit.

(3)          Except as provided in the next two paragraphs, the Deposit Securities will not be delivered until the transfer of good title to the Trust of the required Creation Unit(s) of Shares and any Cash Amount due have been completed. When the Custodian confirms that the required Shares and Cash Amount or, when permitted in the sole discretion of the Trust, the cash collateral has been received by the account, the Custodian will cause the delivery of the Deposit Securities.

(4)          The Trust reserves the right to deliver a basket of securities and/or cash that differs from a basket of Deposit Securities and/or cash published or transacted on a Business Day, or to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security. Additional cost, if any, to acquire the cash in cash in lieu will be at the expense of the AP.

(5)          In the event that the number of Shares is insufficient on the settlement date for the Creation Unit(s) of Shares (Order Date +1), the Trust may deliver the Deposit Securities notwithstanding such deficiency in reliance on the AP’s undertaking to deliver the missing Shares as soon as possible, which undertaking shall be secured by such AP’s delivery on Order Date +1 and subsequent maintenance of collateral consisting of cash having a value at least equal to the percentage amount of 115% of the value of the missing Shares. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by the Transfer Agent upon request. The parties hereto further agree that the Trust, acting in good faith, may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Trust of purchasing such Shares and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Trust may determine in its sole discretion.

6.	CASH REDEMPTIONS.

In the event that, in the sole discretion of the Trust, cash redemptions are permitted or required by the Trust, proceeds will be paid to the AP redeeming Shares on behalf of the redeeming investor as soon as practicable after the date of redemption and receipt of the Creation Unit(s) of Shares.

7.	CUSTOM BASKETS.

The Trust has developed procedures for Creations and Redemptions using baskets of securities and/or cash that differ from a basket of Deposit Securities and/or cash published or transacted on a Business Day (a “Custom Basket”). In order for an AP to deliver or receive a Custom Basket in connection with a Purchase or Redemption Order (rather than the basket of Deposit Securities published by NSCC) together with the Cash Amount, the Distributor, the Funds’ investment adviser, or Trust must agree with the AP to effect the purchase or redemption through a Custom Basket and agree on the contents of the Custom Basket on or prior to the time the AP calls with its Order and the AP must agree to deliver the Custom Basket. Prior to trade date, the Transfer Agent must notify NSCC of the Deposit Securities in the Custom Basket.

8.	SHORT SETTLEMENT TRANSACTIONS.

With respect to short settlement transactions, as may be permitted for certain Funds from time to time, the Trust may require payment and maintenance of a cash collateral buffer in an amount equal to a percentage of the total Order value. The cash collateral buffer amount would be added to the Cash Component of the basket. On each Business Day following the trade date of a short settlement transaction, the Trust will calculate the true-up amount and either instruct a return wire to the AP with all or a portion of the cash collateral buffer amount or require additional funds from the AP to ensure the continued maintenance of the cash collateral buffer amount. The Trust requires the true-up amount from the AP to be paid same day.

ANNEX III

AUTHORIZED PARTICIPANT AGREEMENT

GABELLI ETFs TRUST

FORM OF CERTIFIED AUTHORIZED PERSONS OF THE AP

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this Agreement or any other notice, request or instruction on behalf of the AP pursuant to this Agreement.

Participant Name	NSCC #

NAME	SIGNATURE (digital is acceptable	TITLE	TELEPHONE NUMBER	E-MAIL ADDRESS

The undersigned does hereby certify that the persons listed above have been duly elected to the offices set forth next to their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons of this institution in its capacity as an AP.

By:

Name:

Title:

Date:

ANNEX IV

AUTHORIZED PARTICIPANT AGREEMENT

GABELLI ETFs TRUST

THE AP ACCOUNTS

FOR DELIVERY OF DEPOSIT SECURITIES

The accounts into which the GABELLI ETFs TRUST should deposit the securities constituting the Deposit Securities of each Fund upon redemption by the AP are set forth below:

Name of AP:
Account Name:
Account Number:
Other Reference Number:

ANNEX V

TO

AUTHORIZED PARTICIPANT AGREEMENT

GABELLI ETFs TRUST

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Annex shall govern use by an Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for Shares (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement (the “AP Agreement”). In the event of any conflict between the terms of this Annex V and the main body of the AP Agreement with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex V shall control.

1.          (a) Authorized Participant shall provide to the Transfer Agent a duly executed authorization letter, in a form satisfactory to Transfer Agent, identifying those Authorized Persons who will access the System. Authorized Participant shall notify the Transfer Agent promptly in writing, including, but not limited to, by electronic mail, in the event that any person’s status as an Authorized Person is revoked or terminated, in order to give the Transfer Agent a reasonable opportunity to terminate such Authorized Person’s access to the System. The Transfer Agent shall promptly revoke access of such Authorized Person to the electronic entry systems through which Purchase Orders and Redemption are submitted by such person on behalf of the Authorized Participant.

            (b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant for the purpose of the AP Agreement. Upon termination of the AP Agreement, the Authorized Participant’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2.          Transfer Agent grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with Transfer Agent in connection with the same. Authorized Participant shall use the System solely for its own internal and proper business purposes. Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System. Authorized Participant acknowledges that Transfer Agent and its suppliers retain and have title and exclusive proprietary rights to the System. Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by Transfer Agent or its suppliers. Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without Transfer Agent’s prior written consent. Authorized Participant may not remove any statutory copyright notice or other notice included in the System. Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon Transfer Agent’s request.

3.          (a) Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Authorized Participant regarding the System is the exclusive and confidential property of Transfer Agent. Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce Transfer Agent’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. TRANSFER AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b) Upon termination of the Agreement for any reason, Authorized Participant shall return to Transfer Agent all copies of the Material which is in Authorized Participant ‘s possession or under its control.

4.           Authorized Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of Transfer Agent. Transfer Agent shall be entitled to rely on the information received by it from the Authorized Participant and Transfer Agent may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted, unless the Authorized Participant shall have notified the Transfer Agent a reasonable time prior that such person is not an Authorized Person.

5.           Transfer Agent shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of Transfer Agent’s negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL TRANSFER AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY THE AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF TRANSFER AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL TRANSFER AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

6.           Transfer Agent reserves the right to revoke Authorized Participant’s access to the System, with written notice, upon any breach by the Authorized Participant of the terms and conditions of this Annex VI.

7.           Transfer Agent shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment Transfer Agent shall not be liable for any failure to act in accordance with such orders and Authorized Participant may not claim that such Purchase Order or Redemption Order was received by Transfer Agent. Transfer Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Transfer Agent in sufficient time for Transfer Agent to act upon, or in accordance with such instructions or communications.

8.           Authorized Participant agrees to use reasonable efforts consistent with its own procedures used in the ordinary course of business to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

9.           Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. Authorized Participant agrees that Transfer Agent may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.